UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 16, 2007 (March 12, 2007)

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2007, Michael W. Sheffey resigned from Seacoast National Bank (the “Bank”), the principal subsidiary of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), effective March 16, 2007.  Mr. Sheffey served as Regional President of the Bank’s Orlando market, upon acquisition of Century National Bank (“Century”) by Seacoast in May 2005 and subsequent merger of Century with the Bank, and was a Named Executive Officer in the Company’s 2007 Proxy Statement.  At the time of his resignation, Mr. Sheffey indicated that he resigned from the Bank to pursue other personal interests.  There were no employment agreements or other formal arrangements between Mr. Sheffey and the Company in effect at the time of his resignation.

Sidney Cash has been named Regional President of the Bank’s Orlando market, replacing Mr. Sheffey.  Mr. Cash has 37 years of banking experience and joined Century in 2000 as Executive Vice President, Business Development/Commercial Loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Date:  March 16, 2007